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                                                                     Exhibit 2.2

                                                                  Execution Copy


                        SUPPORT AGREEMENT AND GUARANTEE
                        -------------------------------


     THIS SUPPORT AGREEMENT AND GUARANTEE (this "Agreement") is made and entered into as of June 21, 2001, by and between Renaissance Worldwide, Inc., a Massachusetts corporation (the "Company"), and G. Drew Conway ("GDC" or the "Stockholder").

     WHEREAS, each of Registry Holding Company, Inc., a Delaware corporation ("Parent"), and Redwood Acquisition Corp., a Massachusetts corporation and wholly owned subsidiary of Parent ("Sub"), have been formed by or at the direction of GDC for purposes of entering into an Agreement and Plan of Merger, dated as of the date hereof (as the same may be amended or supplemented, the "Merger Agreement") with respect to the merger of Sub with and into the Company (the "Merger"); and

     WHEREAS, GDC, Parent and Sub desire that the Company enter into the Merger Agreement and consummate the Merger and GDC is executing this Agreement as an inducement to Company to enter into and execute the Merger Agreement;

     NOW, THEREFORE, in consideration of the execution and delivery by Company of the Merger Agreement and the mutual covenants, conditions and agreements contained herein and therein, the parties agree as follows:

1. Representations and Warranties. GDC represents and warrants to the Company as follows:

          (a) GDC is the record and beneficial owner of the number of shares (the "Stockholder's Shares") of capital stock, no par value per share, of the Company ("Company Capital Stock") set forth below the Stockholder's name on the signature page hereof. This Agreement has been duly authorized, executed and delivered by, and constitutes a valid and binding agreement of, GDC, enforceable in accordance with its terms.

          (b) Neither the execution and delivery of this Agreement nor the consummation by GDC of the transactions contemplated hereby will result in a violation of, or a default under, or conflict with, any contract, trust, commitment, agreement, understanding, arrangement or restriction of any kind to which GDC is a party or bound or to which the Stockholder's Shares are subject. If the Stockholder is married and the Stockholder's Shares constitute community property, this Agreement has been duly authorized, executed and delivered by, and constitutes a valid and binding agreement of, the Stockholder's spouse, enforceable against such person in accordance with its terms. Consummation by GDC of the transactions contemplated hereby will not violate, or require any consent, approval, or notice under, any provision of any judgment, order, decree, statute, law, rule or regulation applicable to GDC or the Stockholder's Shares.
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          (c)  The Stockholder's Shares and the certificates representing the
     Stockholder's Shares are now, and at all times during the term hereof will be, held by GDC, or by a nominee or custodian for the benefit of GDC, or by Parent as transferee of GDC as contemplated by Section 4.07 of the Merger Agreement, in each case free and clear of all liens, security interests, proxies, voting trusts or voting agreements or any other encumbrances whatsoever, except for restrictions on transfer arising under applicable securities laws and any such voting agreements, encumbrances or proxies arising hereunder.

          (d) Except for SG Cowen Securities Corporation, no broker, investment banker, financial adviser or other person is entitled to any broker's, finder's, financial adviser's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of GDC.

          (e) GDC understands and acknowledges that Company is entering into the Merger Agreement in reliance upon GDC's execution and delivery of this Agreement.

     2. Voting Agreements. GDC agrees with, and covenants to, the Company that at any meeting of stockholders of the Company called to vote upon the Merger and the Merger Agreement or at any adjournment thereof or in any other circumstances upon which a vote, consent or other approval with respect to the Merger and the Merger Agreement is sought, GDC shall vote (or cause to be voted) the Stockholder's Shares in favor of the Merger, the execution and delivery by Company of the Merger Agreement, and the approval of the terms thereof and each of the other transactions contemplated by the Merger Agreement.

     3. Covenants. GDC agrees with, and covenants to, the Company that GDC shall not (i) transfer (which term shall include, without limitation, for the purposes of this Agreement, any sale, gift, pledge, encumbrance, grant of security interest in or other disposition), or consent to any transfer of, any or all of the Stockholder's Shares or any interest therein, except pursuant to the Merger or as a capital contribution as contemplated by Section 4.07 of the Merger Agreement; (ii) enter into any contract, option or other agreement or understanding (other than this Agreement) with respect to any transfer of any or all of the Stockholder's Shares or any interest therein, except as a capital contribution as contemplated by Section 4.07 of the Merger Agreement; (iii) grant any proxy, power of attorney or other authorization in or with respect to such shares, except for this Agreement; or (iv) deposit such shares into a voting trust or enter into a voting agreement or arrangement (other than this Agreement) with respect to such shares.

     4. Limitation on Recourse. The Company's sole recourse with respect to any breach of this Agreement by GDC (including, without limitation, any of GDC's obligations under Section 7 hereof) shall be against the Stockholder's Shares, provided that the Stockholder's Shares are made available by GDC to the Company to satisfy his obligations hereunder; and provided further that the foregoing limitation of recourse shall not apply to any disputes, claims, losses, costs, liabilities, expenses or damages (including, but not limited to, any inability to collect) arising out of or resulting from any misrepresentation or breach of representations or warranty contained in Section 1(a), 1(b) or 1(c) of this Agreement or any breach or violation of the covenants contained in Section 3 of this Agreement, in which case recourse shall be limited to an aggregate dollar amount equal to 11,716,070 multiplied by the per share fair market value of Company Capital Stock.

     5. Certain Events. GDC agrees that this Agreement and the obligations hereunder shall attach to the Stockholder's Shares and shall be binding upon any person or entity to which legal or beneficial ownership of any or all of the Stockholder's Shares shall pass, whether by operation of law or otherwise, including without limitation the Stockholder's successors or assigns. In the event of any stock split, stock dividend, merger, reorganization, recapitalization or other change in the capital structure of the Company affecting the Company Capital Stock, or the acquisition of additional shares of Company Capital Stock or other voting securities of the Company by GDC, the number of the Stockholder's Shares subject to the terms of this Agreement shall be adjusted appropriately and this Agreement and the obligations hereunder shall attach to any additional shares of Company Capital Stock or other voting securities of Company issued to or acquired by GDC.

     6. Legends. GDC agrees that at the request of the Company GDC will place a legend, referring to this Agreement and in a form reasonably satisfactory to the Company, on the certificates representing the Stockholder's Shares.

     7. Guarantee. By his execution hereof, GDC hereby unconditionally and irrevocably guarantee to the Company and its successors, transferees and assigns, the due and punctual payment when such payments become due and payable and the timely observance and performance by the Parent and Sub of all other obligations of Parent and Sub or any of their respective successors or assigns under the Merger Agreement, including but not limited to all obligations of the Surviving Corporation under the Agreement, in accordance with their respective terms (collectively the "Obligations"), subject to the following terms and conditions.

          (a) Except as hereafter provided, the foregoing guarantee is an unlimited and continuing guarantee of payment and performance, and in the case of such Obligations which relate to payment of money a continuing guarantee of indefeasible payment (and not merely a guarantee of collectibility) of the Obligations.

          (b) No payment or performance by Parent or Sub, the Surviving Corporation or any other Person (nor any payment or performance received by

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     the Company or its stockholders or any other Person, nor any set-off or counterclaim whatsoever) shall be deemed to modify, reduce, release or otherwise affect the liability of GDC under this guarantee.

          (c) GDC shall remain obligated hereunder notwithstanding any amendment, extension, modification, renewal, acceleration or other change in the Obligations, without any reservation of rights against GDC and without notice to or further assent by GDC, and this Guarantee shall constitute an irrevocable, unconditional guarantee of the Obligations as so amended, extended, modified, renewed, accelerated or otherwise changed and in effect from time to time.

          (d) The obligations of GDC hereunder are irrevocable and shall continue notwithstanding (i) any termination of or change in the relationship between GDC and Parent or Sub (including but not limited to any change in the ownership of Parent or Sub); and (ii) any exercise of, or any election not to exercise or failure to exercise, delay in the exercise of, waiver of, or forbearance or other indulgence with respect to, any right, remedy or power available to the Company (including but not limited to any (A) election not to exercise or failure to exercise any right of set-off, recoupment or counterclaim, (B) election of remedies, and (C) election to proceed against Parent or Sub under bankruptcy laws).

          (e) The provisions of this Section 7 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned or turned over by the Company (prior to the Effective Time of the Merger) or by any stockholder (at any time prior to or after the Effective Time of the Merger) upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of (or similar circumstance with respect to) Parent or Sub or GDC, or upon or as a result of the appointment of a receiver, intervenor, or conservator of, or trustee or similar representative for, Parent, Sub or GDC or any substantial part of their property, or otherwise, all as though such payment had not been made.

          (f) The Obligations guaranteed hereby shall be deemed not to have been paid, observed or performed, and GDC's obligations hereunder in respect thereof shall continue and not be discharged, to the extent that any payment, observance or performance thereof by Parent, Sub, GDC or any other person is recovered from or paid over by or for the account of Parent, Sub or any other person for any reason.

          (g) GDC hereby expressly waives the benefit of any applicable statute of limitations and agrees that it shall be liable hereunder with respect to any Obligation whenever such a recovery or payment over thereof occurs.

          (h) GDC hereby agrees that all indebtedness, claims and liabilities now or hereafter owing by Parent or Sub (or their respective successors or assigns, including but not limited to the Surviving Corporation) to GDC are

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     hereby subordinated to the prior payment in full of the Obligations and are so subordinated as a claim against Parent and Sub (or their successors or assigns, including but not limited to the Surviving Corporation) or its or their assets in the event of voluntary or involuntary liquidation, dissolution, insolvency or bankruptcy of Parent or Sub, so that no payment with respect to any such indebtedness, claim or liability will be made or received by GDC while any of the Obligations are outstanding.

          (i) Notwithstanding anything in this Agreement to the contrary, the Company agrees that GDC automatically shall be released from his obligations under this Agreement at such time as GDC irrevocably transfers to Parent free and clear of all liens, security interests, proxies, voting trusts or voting agreements or any other encumbrances whatsoever (except for restrictions on transfer arising under applicable securities laws), as a capital contribution solely in exchange for equity securities of Parent, not less than 11,716,070 shares of Company Common Stock, as contemplated by
     Section 4.07 of the Merger Agreement.

     8. Further Assurances. GDC shall, upon request of Company, execute and deliver any additional documents and take such further actions as may reasonably be deemed by Company to be necessary or desirable to carry out the provisions hereof.

     9. Termination. This Agreement (other than the provisions of Section 7), and all rights and obligations of the parties hereunder (other than the rights and obligations under Section 7 hereof) shall terminate upon the termination of the Merger Agreement or upon consummation of the Merger (as defined in the Merger Agreement). The provisions of Section 7, and all rights and obligations of the parties under Section 7 hereof shall terminate upon the earlier of (i) consummation of the Merger or (ii) the time provided in Section 7(i).

     10. Enforcement Costs. If any party institutes an action for the enforcement of this Agreement, the prevailing party shall be entitled to reimbursement on demand of all costs and expenses of such action including reasonable legal fees.

     11.  Miscellaneous

          (a) Capitalized terms used and not otherwise defined in this Agreement shall have the respective meanings assigned to them in the Merger Agreement.

          (b) All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice): (i) if to the Company to the address provided in the Merger Agreement; and (ii) if to a Stockholder, to its address shown below its signature on the last page hereof.

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          (c) The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

          (d) This Agreement may be executed in one or more counterparts, each of which shall be considered an original hereof and one and the same agreement.

          (e) This Agreement (including the documents and instruments referred to herein) constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

          (f) This Agreement shall be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

          (g) Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise, by any of the parties without the prior written consent of the other parties. Any assignment in violation of the foregoing shall be void.

          (h) GDC agrees that irreparable damage would occur and that Company would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that Company shall be entitled to an injunction or injunctions to prevent breaches by GDC of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (i) consents to submit such party to the personal jurisdiction of any Federal court located in the Commonwealth of Massachusetts or any Commonwealth of Massachusetts state court in the event any dispute arises out of this Agreement or any of the transactions contemplated hereby, (ii) agrees that such party will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (iii) agrees that such party will not bring any action relating to this Agreement or any of the transactions contemplated hereby in any court other than a Federal court sitting in the Commonwealth of Massachusetts or a Massachusetts state court. The foregoing remedies are in addition to, and not in lieu of, any payment required to be made by the Company pursuant to the terms of the Merger Agreement.

          (i) If any term, provision, covenant or restriction herein, or the application thereof to any circumstance, shall, to any extent, be held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions herein and the application thereof to

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     any other circumstances, shall remain in full force and effect, shall not in any way be affected, impaired or invalidated, and shall be enforced to the fullest extent permitted by law.

     12. No amendment, modification or waiver in respect of this Agreement shall be effective against any party unless it shall be in writing and signed by such party.

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     IN WITNESS WHEREOF, the undersigned parties have executed and delivered this Agreement as of the day and year first above written.


                               THE STOCKHOLDER:


                               /s/ G. Drew Conway
                               ------------------
                               Name:  G. Drew Conway
                               Address:  144 Edmunds Road
                                         Wellesley, MA 024
                               Number of Shares: 11,716,070

                               RENAISSANCE WORLDWIDE, INC.


                               By:  /s/ Christopher D. T. Guiffre
                                    -----------------------------
                               Name:  Christopher D. T. Guiffre
                               Title:  Vice President, General Counsel & Clerk


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